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                                                              EXHIBIT 23.1




                          CONSENT OF KPMG PEAT MARWICK LLP



We consent to the inclusion of our report dated May 5, 1998, with respect to the balance sheet of Tandem Research Associates, Inc. as of December 31, 1997, and the related statements of operations, retained earnings, and cash flows for the year then ended, which report appears in the Form 8-K of Market Facts, Inc. dated March 31, 1998, as amended, incorporated herein by reference


                                                KPMG Peat Marwick LLP
New York, New York
July 31, 1998